3,750,000 Shares

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

UNDERWRITING AGREEMENT

Las Vegas, Nevada

Jackson, Kohle & Co.

As Representatives of the Underwriters

named on Schedule A hereto

Ladies and Gentlemen:

The undersigned Shareholders of Longwei Petroleum Investments Limited, a Colorado corporation (“Company”) and the Company, hereby confirm its agreement with Jackson, Kohle & Co. (“you” or the “Representative”) and with the other underwriters named on Schedule A hereto for which you are acting as representatives (the Representatives and the other underwriters being collectively referred to herein as the “Underwriters” or, individually, an “Underwriter”) as follows:

1.

Purchase and Sale of Securities.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Shareholders set forth on Schedule B hereto, severally and not jointly, hereby appoint the Underwriters as the exclusive representatives of the Shareholders for the placement, on a straight best efforts, no minimum offering basis, of up to an aggregate of 3,750,000 shares of Company common stock, no par value (the “Shares” or the “Securities”). The Shares are to be offered initially to the public (the “Offering”) at the offering price of $1.50 per Share.  Delivery and payment for the Shares shall be made at one or more closings (each a “Closing”) from time to time at the US office of the Company at 1926 So. Oswego Way, Denver, Colorado 80014, and all checks for payment of the Shares shall be deposited by the Underwriters no less than one business day after receipt with Nevada Title (“Escrow Agent”), 2500 N. Buffalo Drive Suite 150, Las Vegas Nevada 89128.

1.2.

Underwriter’s Compensation. The Shareholders agree to compensate the Underwriters by the payment of a sales commission equal to 12% of the gross proceeds from the sale of the Shares, payable out of escrow at each Closing.

2.  Representations and Warranties of the Company.  The Shareholders and the Company represent and warrant to the Underwriters as follows:

2.1.

Filing of Registration Statement.  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-______________), including any related preliminary prospectus included therein or in any amendment thereto prior to the effectiveness thereof (the “Preliminary Prospectus”), for the registration of the Public Securities under the Act, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act.  The conditions for use of Form S-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied. Such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations) is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date included in the Registration Statement (or, if applicable, the form of final prospectus containing information permitted to be omitted therefrom at the time of effectiveness by Rule 430A of the Regulations filed with the Commission pursuant to Rule 424 of the Regulations) is hereinafter called the “Prospectus.” For purposes of this Agreement, “Time of Sale”, as used in the Act, means 5:00 p.m., New York City time, on the date of this Agreement. Prior to the Time of Sale, the Company prepared a preliminary prospectus, dated [________], 2007, for distribution by the Underwriters to prospective investors (the “Sale Preliminary Prospectus”). If the Company has filed, or is required pursuant to the terms hereof to file, a registration statement pursuant to Rule 462(b) under the Securities Act registering additional Securities (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Public Securities have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. The Registration Statement has been declared effective by the Commission on the date hereof. If, subsequent to the date of this Agreement, the Company and the Representatives have determined that at the Time of Sale the Sale Preliminary Prospectus included an untrue statement of a material fact or omitted a statement of material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have agreed in writing to provide an opportunity to purchasers of the Shares to terminate their old purchase contracts and enter into new purchase contracts, then the Sale Preliminary Prospectus will be deemed to include any additional information available to purchasers at the time of entry into the first such new purchase contract.

2.2.

Disclosures in Registration Statement.

2.2.1.

Disclosure Representation.  At the time the Registration Statement, or any post effective amendment to the Registration Statement, became effective, upon the filing or first use (within the meaning of the Regulations) of the Prospectus and at all times subsequent thereto up to the Closing Date the Registration Statement and the Prospectus contained or will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and did or will in all material respects conform to the requirements of the Act and the Regulations. Neither the Registration Statement nor any Preliminary Prospectus (including the Sale Preliminary Prospectus) or the Prospectus, nor, in each case, any amendment thereof or supplement thereto, on their respective dates, did, does or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of any Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made, not misleading.  When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement for the registration of the Securities or any amendment thereto or pursuant to Rule 424(a) of the Regulations) or first used (within the meaning of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission or first used (within the meaning of the Regulations), such Preliminary Prospectus and any amendments thereof and supplements thereto complied or will have been corrected in the Sale Preliminary Prospectus and the Prospectus to comply in all material respects with the applicable provisions of the Act and the Regulations and did not, does not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representation and warranty made in this Section 2.2.1 does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representatives expressly for use in the Registration Statement, the Sale Preliminary Prospectus or Prospectus or any amendment thereof or supplement thereto, which information, it is agreed, shall consist solely of the names of the several Underwriters.

2.2.2.

Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Registration Statement, Preliminary Prospectus or the Prospectus or attached as an exhibit thereto, or (ii) is material to the Company’s business or financial condition or results has been duly and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments have been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  To the Company’s knowledge, performance by the Company of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.2.3.

Prior Securities Transactions.  No securities of the Company have been offered or sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.2.4.

Regulations.  The disclosures in the Registration Statement, the Preliminary Prospectus and the Prospectus concerning the effects of federal, state and local regulation on the Company’s business and financial condition and results as currently contemplated fairly summarize in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.3.

Changes after Dates in Registration Statement.

2.3.1.

No Material Adverse Change.  Except as stated in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, since the respective dates as of which information is given therein: (i) there has been no material adverse change in the condition, financial or otherwise, results of operations, business or prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; (iii) no member of the Company’s board of directors or management has resigned from any position with the Company and (iv) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Company’s board of directors or management to act in their capacities with the Company as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.3.2.

Recent Securities Transactions, Etc.  Except as stated in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, subsequent to the respective dates as of which information is given therein, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.4.

Independent Accountants.  Child, Van Wagoner & Bradshaw, PLLC (“CVB”), whose report is filed with the Commission as part of the Registration Statement and included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the Act and the Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity, the “PCAOB”). To the best of the Company’s knowledge, GGK is duly registered and in good standing with the PCAOB. CVB has not, during the periods covered by the financial statements included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.5.

Financial Statements; Statistical Data.

2.5.1.

Financial Statements. The financial statements, including the notes thereto and supporting schedules, included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus fairly present the financial position, cash flows and the results of operations of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved; and such supporting schedules present fairly the information required to be stated therein.  No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus. The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. There are no pro forma or as adjusted financial statements which are required to be included in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus in accordance with Regulation S-X which have not been included as so required.

2.5.2.

Statistical Data. The statistical, industry-related and market-related data included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.6.

Authorized Capital; Options, Etc.  The Company had at the date or dates indicated in each of the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be, duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the date of this Agreement and on the Closing Date there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued shares of Common Stock of the Company or any security convertible into, or exchangeable or exercisable for, shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or securities.

2.7.

Valid Issuance of Securities, Etc.

2.7.1.

Outstanding Securities.  All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  Such securities conform to all statements relating thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The offers and sales of the outstanding shares of Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such shares of Common Stock, exempt from such registration requirements.

2.7.2.

Securities Sold Pursuant to this Agreement.  The Securities have been duly authorized and reserved for issuance and when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken.  The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, as the case may be.

2.7.3.

No Integration. Neither the Company nor any of its affiliates has made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.8.

Registration Rights of Third Parties.  Except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.9.

Validity and Binding Effect of Agreements.  This Agreement, has been duly and validly authorized by the Company and the Shareholders and constitute valid and binding agreements of the Company and Shareholders, enforceable against each of them  in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.10.

No Conflicts, Etc.  The execution, delivery and performance by the Company and Shareholders of this Agreement, the consummation by the Shareholders and the Company of the transactions herein and therein contemplated (including the issuance of the Securities) and the compliance by the Company and Shareholders with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a breach of, or conflict with, any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company or Shareholders pursuant to the terms of any agreement or instrument to which the Company or Shareholders is a party; (ii) result in any violation of the provisions of the Certificate of Incorporation (the “Certificate of Incorporation”) or the bylaws (“Bylaws”)  of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.11.

No Defaults; Violations.  No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Certificate of Incorporation or Bylaws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.12.

Corporate Power; Licenses; Consents.

2.12.1.

Conduct of Business.  The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business for the purposes described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since its formation, the Company has conducted no business and has incurred no liabilities other than in connection with and in furtherance of the Offering as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.12.2.

Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and has obtained all consents, authorizations, approvals and orders required in connection therewith.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements as contemplated by this Agreement, and as contemplated by the Sale Preliminary Prospectus and Prospectus, except those obtained or made under applicable federal and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority (“FINRA”).

2.12.

D&O Questionnaires.  All information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s officers and directors immediately prior to the Offering (the “Directors/Officers, and provided to the Underwriters is to the best of the Company’s knowledge true and correct and the Company is not aware that any information disclosed in the questionnaires completed by the Directors/Officers is inaccurate or incomplete.

2.13.

Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any Director/Officer which has not been disclosed in the Registration Statement, the Questionnaires, the Sale Preliminary Prospectus and the Prospectus.

2.14.

Good Standing.  The Company and each subsidiary has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company or its subsidiaries or their business, assets, operations or financial condition or results.

2.15.

Transactions Affecting Disclosure to FINRA.

2.15.1.

Except as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Director/Officer with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any stockholders of the Company immediately prior to the Offering (the “Initial Stockholders”) that may affect the Underwriters’ compensation, as determined by FINRA.

2.15.2.

The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date.

2.15.3.

No officer, director, or beneficial owner of any class of the Company’s securities, whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived (any such individual or entity, a “Company Affiliate”), is a member, a person associated, or affiliated with a member of the FINRA, except the Representative.

2.15.4.

No Company Affiliate is an owner of stock or other securities of any member of the FINRA (other than securities purchased on the open market).

2.15.5.

No Company Affiliate has made a subordinated loan to any member of the FINRA.

2.15.6.

No proceeds from the sale of the Securities will be paid to any FINRA member, or any persons associated or affiliated with a member of the FINRA, except as specifically authorized herein or with respect to the 20,000 shares issued to Jehu Hand.

2.15.7.

Except with respect to the Representative, the Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

2.15.8.

No person to whom securities of the Company have been privately issued within the 180-day period prior to the initial filing date of the Registration Statement has any relationship or affiliation or association with any member of the FINRA, except as disclosed in the Prospectus.

2.15.9.

No FINRA member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” exists when a member of the FINRA and its associated persons, parent or affiliates in the aggregate beneficially own 10% or more of the Company’s outstanding subordinated debt or common equity, or 10% or more of the Company’s preferred equity. “Members participating in the Offering” include managing agents, syndicate group members and all dealers which are members of the FINRA.

2.15.10.  Except with respect to the Representatives in connection with the Offering, the Company has not entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) during the 180-day period prior to the initial filing date of the Registration Statement, which arrangement or agreement provides for the receipt of any item of value and/or the transfer or issuance of any warrants, options, or other securities from the Company to an FINRA member, any person associated with a member (as defined by FINRA rules), any potential underwriters in the Offering and any related persons.

2.16.

Foreign Corrupt Practices Act.  None of the Company, any Director/Officer, or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the Company or the assets, business or operations of the Company as reflected in any of the financial statements contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the

Company.  The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.17.

Patriot Act. Neither of the Company nor, to the Company’s knowledge, any Director/Officer or any other person acting on behalf of the Company has violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.18.

Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to Representatives or Representatives’ counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.19.

Covenants Not to Compete.  No Director/Officer of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be a Director/Officer or employee of the Company.

2.20.

Subsidiaries.  The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity except as disclosed in the Prospectus.

2.21.

Related Party Transactions.  No relationship, direct or indirect, exists between or among any of the Company or any Company Affiliate, on the one hand, and any director, officer, shareholder, customer or supplier of the Company, any Company Affiliate or any Underwriter, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the Directors/Officers or Initial Stockholders or any of their respective family members, except as disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

2.22.

No Influence. The Company has not offered, or caused the Underwriters to offer, the Shares to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any Company Affiliate to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

2.23.

Definition of “Knowledge”. As used in herein, the term “knowledge of the Company” (or similar language) shall mean the knowledge of the officers and directors of the Company who are named in the Registration Statement, the Sale Preliminary Prospectus or the

Prospectus, with the assumption that such officers and directors shall have made reasonable and diligent inquiry of the matters presented.

2.24.

Sarbanes-Oxley. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self regulatory entity or agency that are applicable to it as of the date hereof.

2.295

Quotation of the Public Securities on Bulletin Board. As of the Effective Date, the Public Securities have been authorized for quotation on the OTC Bulletin Board (“OTCBB”) and, to the Company’s knowledge, no proceedings have been instituted or threatened which would effect, and no event or circumstance has occurred which is reasonably likely to effect, the listing of the Public Securities on the OTCBB.

3.

Covenants of the Company.  The Company covenants and agrees as follows:

3.1.

Amendments to Registration Statement, the Sale Preliminary Prospectus.  The Company will deliver to the Representatives, prior to filing or use, any amendment of or supplement to the Registration Statement, the Sale Preliminary Prospectus or Prospectus proposed to be filed or used on or after the date of the Agreement and not file or use any such amendment or supplement to which the Representatives shall reasonably object in writing.

3.2.

Federal Securities Laws.

3.2.1.

Compliance.  During the time when a prospectus is required to be delivered under the Act or the Exchange Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Sale Preliminary Prospectus and the Prospectus.  If (i) at any time when a prospectus relating to the Securities is required to be delivered under the Act or the Exchange Act, (ii) any event shall have occurred or any condition shall exist as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Sale Preliminary Prospectus and the Prospectus, in light of the circumstances under which they were made) not misleading, or (iii) if it is necessary during such period to amend the Registration Statement or amend or supplement the Sale Preliminary Prospectus or the Prospectus to comply with the Act or the Exchange Act, the Company will notify the Representatives promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment to the Registration Statement or amendment or supplement to the Sale Preliminary Prospectus and Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

3.2.2.

Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representatives) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3.

Exchange Act Registration.  For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will use its best efforts to maintain the registration of the Public Securities under the provisions of the Exchange Act.  The Company will not deregister the Public Securities under the Exchange Act without the prior written consent of the Representatives.

3.2.4.

Sarbanes-Oxley Compliance. As soon as it is legally required to do so, the Company shall take all actions necessary to obtain and thereafter maintain material compliance with each applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and related or similar rules and regulations promulgated by any other governmental or self regulatory entity or agency with jurisdiction over the Company.

3.3.

Blue Sky Filing.  The Company will endeavor in good faith, in cooperation with the Representatives, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate as may be required in order to permit resales by holders thereof of the Securities in such states, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agree such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.4.

Delivery to Underwriters of Prospectuses.  The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when a prospectus is required to be delivered (or would be required to be delivered but for Rule 172) under the Act or the Exchange Act such number of copies of each Sale Preliminary Prospectus and Prospectus and all amendments and supplements to such documents as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment thereof or supplement thereto becomes effective, deliver to Representatives two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.5.

Effectiveness and Events Requiring Notice to the Representative.  The Company will use its best efforts to cause the Registration Statement to become and remain effective and will notify the Representatives immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement, any Preliminary Prospectus or Prospectus, subject to Section 3.1; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event or existence of any condition during the period described in Section 3.4 hereof that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Sale Preliminary Prospectus and/or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Sale Preliminary Prospectus and/or the Prospectus in order to make the statements therein (with respect to the Prospectus and Sale Preliminary Prospectus, in light of the circumstances under which they were made) not misleading.  If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6.

Review of Financial Statements.  Until the earlier of five years from the Effective Date, or until such earlier upon which the Company is required to be liquidated, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

3.7.

Affiliated Transactions.

3.7.1.

Business Combinations.  The Company will not consummate a Business Combination with any entity which is affiliated with any Director/Officer unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

3.7.3.

Compensation.  The Company shall not pay any Director/Officer, or any of their affiliates any fees or compensation from the Company for services rendered to the Company prior to, or in connection with, this Offering or the consummation of a Business Combination;

3.8.

Secondary Market Trading and Standard & Poor’s.  The Company will apply to be included in Standard and Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five years from the consummation of the Offering.  Promptly after the consummation of the Offering, the Company shall take such steps as may be necessary to obtain secondary market trading exemptions for the Company’s securities in any state requested by the Representatives, provided no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.  The Company shall also take such other action as may be reasonably requested by the Representatives to obtain a secondary market trading exemption in such other states as may be requested by the Representatives.

3.9.

Financial Public Relations Firm.  Promptly after the execution of a definitive agreement for a Business Combination, the Company shall retain a financial public relations firm reasonably acceptable to the Representatives for a term to be agreed upon by the Company and the Representatives.

3.10.

Reports to the Representative.

3.10.1.

Periodic Reports, Etc.  For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representatives and their counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii)  a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company; (iv) five copies of each Registration Statement; and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representatives may from time to time reasonably request; provided the Representatives shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representatives and their counsel in connection with the Representatives’ receipt of such information. Documents filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) shall be deemed to have been delivered to the Representatives pursuant to this section.

3.10.2.

Transfer Sheets.  For a period of five years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain a transfer agent acceptable to the Representatives (the “Transfer Agent”) and during the two (2) year period following the Closing Date, will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representatives may request, including subscriptions to the daily, weekly and monthly consolidated transfer sheets of the Transfer Agent and DTC.  Corporate Stock Transfer is acceptable to the Underwriters.

3.11.

Disqualification of Form S-1 and S-3.  For a period equal to seven years from the date hereof, the Company will not take any action or actions, or fail to take any action, which may prevent or disqualify the Company’s use of Form S-1 or S-3 (or other appropriate form) for the registration of the Warrants, the Representatives’ Warrants and the shares of Common Stock issuable upon exercise of the Warrants and the Representatives’ Warrants under the Act.

3.12.

Payment of Expenses.  General Expenses Related to the Offering.  The Company hereby agrees to pay on each Closing, to the extent not paid prior to each such date, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, the Preliminary

Prospectus and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters; (ii) the printing, engraving, issuance and delivery of the Shares, including any transfer or other taxes payable thereon; (iii) the listing and qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the costs of printing and mailing the “Preliminary Blue Sky Memorandum,” and all amendments and supplements thereto; (iv) filing fees incurred in registering the Offering with FINRA (including all COBRADesk fees); (v) costs of placing “tombstone” advertisements in a publication to be selected by the Representatives, in an amount not to exceed $5,000; (vi) fees and disbursements of the transfer  agent; (vii) the Company’s expenses associated with “due diligence” meetings arranged by the Representative; (viii) the preparation, binding and delivery of leather bound volumes in quantity, form and style reasonably satisfactory to the Representatives and transaction lucite cubes or similar commemorative items in a style and quantity as reasonably requested by the Representatives; (ix) all costs and expenses associated with “road show” marketing and “due diligence” trips for the Company’s management to meet with prospective investors, including without limitation, all travel, food and lodging expenses associated with such trips; and (x) all other Company costs and expenses which are not otherwise specifically provided for in this Section 3.12.

3.13.

Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) and Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.14

Notice to FINRA.

3.14.1.

Business Combination. In the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company or the Representatives, if they are engaged, will provide the following information (“Merger Information”) to the FINRA (and Representatives, if they are not engaged) prior to the consummation of the Business Combination: (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Offering, as such term is defined in Rule 2710 of the FINRA’s Conduct Rules.  The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination. Upon the Company’s delivery of the Merger Information to the Representatives, the Company hereby expressly authorizes the Representatives to provide such information directly to the FINRA as a result of representations the Representatives have made to the FINRA in connection with the Offering.

3.14.2.

Broker/Dealer. In the event the Company intends to register as a broker/dealer, merge with or acquire a registered broker/dealer, or otherwise become a member of FINRA, it shall promptly notify FINRA.

3.15.

Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representatives) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.16.

Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.17.

Accountants.  For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain CVB or other independent public accountants reasonably acceptable to the Representatives.

3.18.

FINRA.  The Company shall advise the FINRA if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Public Securities.

3.19.

Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction of counsel for the Underwriters.

3.20.

Investment Company. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.21.

Press Releases. The Company agrees it will not issue press releases or engage in any other publicity without the Representatives’ prior written consent for a period of 90 days after the Closing Date.

3.22.

Electronic Prospectus. The Company shall cause to be prepared and delivered to the Representatives, at their expense, within one Business Day from the effective date of this Agreement, an Electronic Prospectus to be used by the Underwriters in connection with the Offering. As used herein, the term “Electronic Prospectus” means a form of prospectus, and any amendment thereof or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to the Representatives, that may be transmitted electronically by the other Underwriters to offerees and purchasers of the Shares for at least the period during which a prospectus relating to the Shares is required to be delivered under the Securities Act; (ii) it shall disclose the same information as the paper prospectus and prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to the Representatives, that will allow recipients thereof to store and have continuously ready access to the prospectus at any future time, without charge to such recipients (other than any fee charged for subscription to the Internet as a whole and for on-line time). The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the period when a prospectus relating to the Shares is required to be delivered under the Securities Act, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

3.23.

Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1.

Regulatory Matters.

4.1.1.

Effectiveness of Registration Statement.  The Registration Statement shall have become effective not later than 5:00 p.m., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by Representatives, and, at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

4.1.2.

FINRA Clearance.  By the Effective Date, the Representatives shall have received clearance from the FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3.

No Commission Stop Order. At the Closing Date, the Commission has not issued any order or threatened to issue any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any part thereof, and has not instituted or threatened to institute any proceedings with respect to such an order.

4.1.4.

No Blue Sky Stop Orders.  No order suspending the sale of the Shares in any jurisdiction designated by Representatives pursuant to Section 3.3 hereof shall have been issued on the Closing Date and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.2.

Company Counsel Matters.

4.2.1.

Effective Date Opinion of Counsel.  On the Closing Date, the Representatives shall have received the favorable opinion of ____________________ (“___”), counsel to the Company, dated the Closing Date, addressed to the Representatives and in form and substance satisfactory to the Representatives to the effect that:

(i)

The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, with full power and authority to own its properties and conduct its business as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The Company is duly qualified and licensed and in good standing as a corporation in the State of Colorado, except where the failure to qualify would not have a material adverse effect on the Company, its business or assets; operations or financial conditions or results.

(ii)

The Company’s authorized equity capitalization is as set forth in the Sale Preliminary Prospectus and the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Sale Preliminary Prospectus and the Prospectus. All issued and outstanding securities of the Company (including, without limitation, the Placement Securities) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any stockholder of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the Company. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act or exempt from such registration requirements.  The authorized and outstanding capital stock of the Company is as set forth in the Sale Preliminary Prospectus and the Prospectus. The Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

(iii)

The Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders.  The Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company arising by operation of law or under the Certificate of Incorporation or Bylaws of the Company or, to such counsel’s knowledge, similar rights that entitle or will entitle any person to acquire any security from the Company upon issuance or sale thereof.   The certificates representing the Securities are in due and proper form.

(iv)

The Company has full corporate right, power and authority to execute and deliver this Agreement, and to perform its obligations thereunder, and all corporate action required to be taken for the due and proper authorization, execution and delivery of this Agreement has been duly and validly taken.

(vi)

This Agreement has been duly authorized, executed and delivered by the Initial Stockholders (or, if applicable, their affiliates) party thereto and constitute the valid and binding obligations of such Initial Stockholders enforceable against them in accordance with their respective terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (b) as enforceability of any indemnification or contribution provisions may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(vii)

This Agreement, has been duly and validly authorized and, when executed and delivered by the Company, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (b) as enforceability of any indemnification or contribution provisions may be limited under the United States and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(viii)

The execution, delivery and performance of this Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated hereby and thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, or result in the creation or modification of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms of, any mortgage, deed of trust, note, indenture, loan, contract, commitment or other agreement or instrument filed as an exhibit to the Registration Statement, (b) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company, or (c) violate any statute, rule or regulation or, to such counsel’s knowledge, any judgment, order or decree applicable to the Company of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company, its properties or assets.

(ix)

The Registration Statement, each Sale Preliminary Prospectus and the Prospectus and any amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations.  The Securities and each agreement filed as an exhibit to the Registration Statement conform in all material respects to the description thereof contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

(x)

The Registration Statement is effective under the Act.  To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act or applicable state securities laws. Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

(xi)

To such counsel’s knowledge, there is no action, suit or other proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or threatened against the Company that is required to be described in the Registration Statement that is not so described. To such counsel’s knowledge, there is no franchise, contract or other document of a character required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

(xii)

No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body is required for the execution, delivery and performance by the Company of the Underwriting Agreement or consummation by the Company of the transactions contemplated by the Underwriting Agreement, the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except for (1) such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion), (2) such as have been made or obtained under the Securities Act and (3) such as have been made or obtained under FINRA (as to which counsel need express no opinion).

(xiii)

The statements under the caption “Description of Securities” insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

(xiv)

The Shares are duly authorized for quotation on the OTCBB.

(xv)

Except as set forth in the Sale Preliminary Prospectus and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement pursuant to the Certificate of Incorporation or the Bylaws of the Company or, to the best of such counsel’s knowledge, pursuant to any agreement or instrument of the Company.

(xvi)

The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

The opinion of counsel shall further include a statement to the effect that counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the

Underwriters at which the contents of the Registration Statement, the Sale Preliminary Prospectus, the Prospectus and related matters were discussed and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, Preliminary Prospectus and the Prospectus (except as otherwise set forth in this opinion), nothing has come to the attention of such counsel which lead them to believe that either the Registration Statement, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, as of the date of such opinion, or in the case of the Sale Preliminary Prospectus, as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus).

4.2.2.

Reliance.  In rendering such opinion, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Representatives) of other counsel reasonably acceptable to the Representatives, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested.  The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3.

Opinion of the Counsel for the Underwriters. The Representatives shall have received from Hand & Hand PC, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to, and addressed to, the Representatives on behalf of the Underwriters, with respect to the issuance and sale of the Shares, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

4.4.

Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, Representatives shall have received a letter, addressed to the Representatives of the Underwriters and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to Representatives from CVB dated, respectively, as of the date of this Agreement and as of the Closing Date and such Option Closing Date:

(i)

Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not,

during the periods covered by the financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii)

Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable Regulations thereunder;

(iii)

Stating that, on the basis of a limited review which included a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that: (a) the unaudited financial statements of the Company included in the Registration Statement, the Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, Sale Preliminary Prospectus and the Prospectus; (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the March 31, 2007 unaudited balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or if there was any decrease, setting forth the amount of such decrease;

(iv)

Stating they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(v)

Stating they have not, since inception, provided the Company’s management with any written communication in accordance with PCAOB Interim Auditing Standards AU Section 325 “Communications about Control Deficiencies in an Audit of Financial Statements”; and

(vi)

Statements as to such other matters incident to the transaction contemplated hereby as Representatives may reasonably request.

4.5.

Officers’ Certificates.

4.5.1.

Officers’ Certificate.  At the Closing Date the Representatives shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or such Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in this Agreement have been satisfied as of such date and that, as of Closing Date the representations and warranties of the Company set forth in Section 2 hereof are true and correct.  In addition, the Representatives will have received such other and further certificates of officers of the Company as the Representatives may reasonably request.

4.5.2.

Secretary’s Certificate.  At the Closing Date the Representatives shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying: (i) that the Certificate of Incorporation and Bylaws of the Company are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions relating to the Offering and the Private Placement contemplated by this Agreement are in full force and effect and have not been modified; (iii) all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company.  The documents referred to in such certificate shall be attached to such certificate.

4.6.

No Material Changes.  Prior to the Closing Date: (i) there shall have been no material adverse change or development in the condition, results, prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Sale Preliminary Prospectus and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company, any Company Affiliate or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement, the Sale Preliminary Prospectus and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and any amendments thereof or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and none of the Registration Statement, the Sale Preliminary Prospectus or the Prospectus, nor any amendment thereof or supplement thereto, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the Sale Preliminary Prospectus or Prospectus, in light of the circumstances under which they were made) not misleading.

5.

Indemnification.

5.1.

Indemnification of Underwriters.

5.1.1.

General.  Subject to the conditions set forth below, the Company and each selling stockholder agrees to indemnify and hold harmless each of the Underwriters and each dealer selected by the Representatives that participates in the offer and sale of the Shares and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter or dealer (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its counsel, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise), as incurred, to which they or any of them may become subject under the Act, the Exchange Act or any other federal, state or local statute, law, rule, regulation or ordinance or at common law or otherwise or under the laws, rules and regulation of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time each may be amended and supplemented), (ii) any post-effective amendment or amendments or any new registration statement and prospectus in which is included Public Securities and in which the Representatives act as the underwriters or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, the OTCBB or FINRA or any securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by the Representatives expressly for use in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment thereof or supplement thereto, or in any application, as the case may be, which furnished written information, it is expressly agreed, consists solely of the information described in the last sentence of Section 2.3.1.  The Company agrees promptly to notify the Representatives of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Preliminary Prospectus, the Registration Statement, or the Prospectus.

5.1.2.

Procedure.  If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the approval of such Underwriter, which will not be unreasonably withheld) and payment of actual expenses.  Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless: (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action; (ii) the Company shall not have employed counsel to have charge of the defense of such action; or (iii) such indemnified party or parties shall have reasonably concluded that a conflict may arise between the positions of the indemnified and indemnifying parties or that there may be defenses available to it or them which are different from or additional to those available to the Company, in which case the Representatives may assume the defense of such indemnified parties and the reasonable fees and expenses of not more than one additional firm of attorneys (in addition to local counsel) selected by the Representatives shall be borne by the Company.  Notwithstanding anything to the contrary contained herein, if the Representatives shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2.

Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment thereof or supplement thereto, or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by the Representatives expressly for use in such Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment thereof or supplement thereto or in any such application, which furnished written information, it is expressly agreed, consists solely of the information described in the last sentence of Section 2.3.1.  In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment thereof or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3.

Contribution.

5.3.1.

Contribution Rights.  In order to provide for just and equitable contribution in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred: (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

5.3.2.

Relative Benefits. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

5.3.3.

Relative Fault. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

5.3.4.

Equitable Considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5.3 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 5.3. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 5.3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

5.3.5.

Limitation on Underwriters’ Contributions. Notwithstanding the provisions of this Section 5.3, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ respective obligations to contribute pursuant to this Section 5.3 are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.

5.3.6.

Fraudulent Misrepresentations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.7.

Others Included in Contribution Rights. For purposes of this Section 5.3, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates, dealers and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

6.

Additional Covenants.

6.3.

Certificate of Incorporation and Bylaws.  The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Certificate of Incorporation or Bylaws.

6.4.

Blue Sky Requirements.  The Company shall provide counsel to the Representatives with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission.  In addition, the Company shall furnish any other state in which the Offering was registered such information as may be requested by such state.

 7.

Representations and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

8.

Effective Date of This Agreement and Termination Thereof.

8.1.

Effective Date.  This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

8.2.

Termination.  The Representatives shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the Representatives’ sole opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the AMEX, the Boston Stock Exchange or on the OTCBB (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the OTCBB or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority or a material disruption in commercial banking or securities settlement or clearance services has occurred, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ sole opinion, make it impracticable or inadvisable to proceed with the delivery of the Shares, or (vii) if the Representatives shall have become aware after the date hereof of such a material adverse change in the financial condition, results of operations, business or prospects of the Company, or such adverse material change in general market conditions, including, without limitation, as a result of terrorist activities on or after the date hereof, as in the Representatives’ judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Shares or to enforce contracts made by the Underwriters for the sale of the Shares.

8.3.

Expenses.  In the event that this Agreement shall not be carried out for any reason whatsoever, except as a result of the Representatives’ or any Underwriter’s material breach or default with respect to any of its material obligations as described in this Agreement, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.12 hereof.

8.4.

Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

 9.

Miscellaneous.

 9.1.

Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered by hand or reputable overnight courier or delivered by facsimile transmission (with printed confirmation of receipt) and confirmed and shall be deemed given when so mailed, delivered or faxed (or, if mailed, two days after such mailing):

If to the Representatives:

Jackson, Kohle & Co.

Attention:  Timothy C. Downer

3027 E. Sunset Road

Las Vegas, Nevada 89120

(702) 446-6356

If to the Company:

6754 W. Hinsdale Place

Littleton, Colorado 80128

 9.2.

Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

 9.3.

Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

 9.4.

Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

 9.5.

Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representatives, the Underwriters, the Company and the controlling persons, directors, officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

 9.6.

Governing Law, Venue, etc.

9.6.1.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without giving effect to the conflict of laws principles thereof. Each of the Representatives and the Company (and any individual signatory hereto): (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in Clark County, Nevada, or in the United States District Court for the Southern District of Nevada, (ii) waives any objection which such party may have or hereafter to the venue of any such suit, action or proceeding and (iii) irrevocably and exclusively consents to the jurisdiction of the Nevada Superior Court, Clark County and the United States District Court for the Southern District of Nevada in any such suit, action or proceeding.

9.6.2.

Each of the Representatives and the Company (and any individual signatory hereto) further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Nevada Superior Court, Clark County, or in the United States District Court for the Southern District of Nevada and agrees that service of process upon the Company or any such individual mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company or any such individual in any such suit, action or proceeding, and service of process upon the Representatives mailed by certified mail to the address of each Representative shall be deemed in every respect effective service process upon the Representatives, in any such suit, action or proceeding.

9.6.3.

THE COMPANY AND SHAREHOLDERS (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE SALE PRELIMINARY PROSPECTUS AND THE PROSPECTUS.

 9.7.

Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by fax or email/pdf transmission shall constitute valid and sufficient delivery thereof.

 9.8.

Waiver, Etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

 9.9.

No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the offering of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as an agent, advisor or fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any agency, advisory, fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any agency, advisory, fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

By:	CAI YONGJUN
Name: Cai Yongjun
Title: Chief Executive Officer

Agreed to and accepted on the date first above written

JACKSON, KOHLE & CO., as Representative of the several underwriters

By:	/S/ JEHU HAND
Name: Jehu Hand
Title: Principal

SCHEDULE A

LONGWEI PETROLEUM INVESTMENTS LIMITED

________,000 Shares

Underwriter	Number of Shares

SCHEDULE B

LONGWEI PETROLEUM INVESTMENTS LIMITED

LIST OF SELLING SHAREHOLDERS